EXHIBIT 10.1

AMENDMENT NO. 9
Dated as of December 20, 2017
to
CREDIT AGREEMENT
Dated as of September 12, 2014
THIS AMENDMENT NO. 9 (“Amendment”) is made as of December 20, 2017 and shall, upon satisfaction of the conditions precedent set forth in Section 2 below be effective as of the date hereof (the “Amendment No. 9 Effective Date”), by and among AmTrust Financial Services, Inc., a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of September 12, 2014, by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to make certain modifications to the Credit Agreement;
WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to Credit Agreement. Effective as of the Amendment No. 9 Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 of the Credit Agreement is amended to insert the following definitions therein in their appropriate alphabetical order:
“Amendment No. 9 Effective Date” means December 20, 2017.
“Specified Fee Business Ancillary Agreement” means each “Ancillary Agreement” as defined in the Specified Fee Business Investment Agreement.

“Specified Fee Business Holdco” means a newly-formed Wholly Owned Subsidiary of the Borrower, 51% of the Equity Interests of which are to be sold at the Specified Fee Business Closing.
“Specified Fee Business Closing” means the occurrence of the “Closing” as defined in the Specified Fee Business Investment Agreement.
“Specified Fee Business Investment Agreement” means that certain Contribution and Stock Purchase Agreement, dated as of November 3, 2017, by and among the Borrower, Mayfield Holdings LLC and Feeco Holdings LP (an affiliate of Madison Dearborn Partners, LLC) (as amended, supplemented or otherwise modified from time to time).
“Specified Fee Business Transactions” means the reorganization, debt incurrence and sale transactions, and all other transactions to be effected by the Borrower and certain of its Subsidiaries, substantially in accordance with the terms set forth in the Specified Fee Business Investment Agreement and the Specified Fee Business Ancillary Agreements.
(b)    The definition of “Affiliate” set forth in Section 1.01 of the Credit Agreement is hereby amended to insert the following proviso immediately prior to the period at the end of the first sentence of such definition:
“; provided that under no circumstances shall Specified Fee Business Holdco or any of its subsidiaries be deemed to be an “Affiliate” of the Borrower or any of its Subsidiaries from and after the Specified Fee Business Closing”
(c)    The definition of “subsidiary” set forth in Section 1.01 of the Credit Agreement is hereby amended to insert the following proviso immediately prior to the period at the end of such definition:
“; provided that under no circumstances shall Specified Fee Business Holdco or any of its subsidiaries be deemed to be a “subsidiary” of the Borrower or any of its Subsidiaries from and after the Specified Fee Business Closing”
(d)    Section 6.01 of the Credit Agreement is amended to (1) delete the word “and” at the end of clause (x) thereof, (2) replace the period at the end of clause (y) thereof with “; and” and (3) insert a new clause (z) therein as follows:
“(z)    Indebtedness incurred by Specified Fee Business Holdco and/or its subsidiaries, substantially concurrently with the Specified Fee Business Closing; provided, that after the Specified Fee Business Closing, neither the Borrower nor any of its Subsidiaries shall be an obligor with respect to any such Indebtedness.”

(e)    Section 6.02 of the Credit Agreement is amended to (1) delete the word “and” at the end of clause (n) thereof, (2) replace the period at the end of clause (o) thereof with “; and” and (3) insert a new clause (p) therein as follows:
“(p)    Liens on property or assets of Specified Fee Business Holdco and/or any of its subsidiaries, securing Indebtedness permitted under Section 6.01(z); provided, that after the Specified Fee Business Closing, no such Lien shall encumber any property or asset of the Borrower or any of its Subsidiaries.”
(f)    Section 6.04 of the Credit Agreement is amended to (1) delete the word “and” at the end of clause (o) thereof, (2) replace the period at the end of clause (p) thereof with “; and” and (3) insert a new clause (q) therein as follows:
“(q)    From and after the Specified Fee Business Closing, ownership by the Borrower (directly or indirectly) of Equity Interests issued by Specified Fee Business Holdco.”
(g)    Section 6.05 of the Credit Agreement is amended to (1) delete the word “and” at the end of clause (i) thereof, (2) replace the period at the end of clause (j) thereof with “; and” and (3) insert a new clause (k) therein as follows:
“(k)    the execution, delivery and performance of the Specified Fee Business Investment Agreement and the Specified Fee Business Ancillary Agreements and the consummation of the Specified Fee Business Transactions.”
(h)    Section 6.14(c) of the Credit Agreement is amended and restated in its entirety as follows:
“(c)    Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower during any period set forth below to be less than the applicable ratio set forth below opposite such period:

Period:	Consolidated Fixed Charge Coverage Ratio
Effective Date through the date immediately preceding the Amendment No. 9 Effective Date	4.0 to 1.0
Amendment No. 9 Effective Date and thereafter	2.0 to 1.0

2.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative

Agent, (ii) for the account of each Lender party hereto that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, an amendment fee in an amount equal to $5,000 and (iii) payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced, the reasonable fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.
3.    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:
(a)    This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof.
4.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Except with respect to the subject matter hereof and as set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment shall be a Loan Document.
5.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.
AMTRUST FINANCIAL SERVICES, INC.,
as the Borrower

By: /s/ Stephen Ungar
Name: Stephen Ungar
Title: Secretary
JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as Issuing Bank and as Administrative Agent

By: /s/ Hector J. Varona
Name: Hector J. Varona
Title: Executive Director
KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ James Cribbet
Name: James Cribbet
Title: Senior Vice President
SUNTRUST BANK,
as a Lender

By: /s/ Paula Mueller
Name: Paula Mueller
Title: Director

Signature Page to Amendment No. 9 to
Credit Agreement dated as of September 12, 2014
AmTrust Financial Services, Inc.

LLOYDS BANK PLC,
as a Lender

By: /s/ Jennifer Larrow
Name: Jennifer Larrow
Title: Assistant Manager
By: /s/ Daven Popat
Name: Daven Popat
Title: Senior Vice President
ASSOCIATED BANK, NATIONAL ASSOCIATION
as a Lender

By: /s/ Liliana Huerta Correa
Name: Liliana Huerta Correa
Title: Vice President
CIBC BANK USA, as successor in interest to The PrivateBank and Trust Company, as a Lender

By: /s/ Daniel A. Palmer
Name: Daniel A. Palmer
Title: Managing Director
MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Harry Comninellis
Name: Harry Comninellis
Title: Authorized Signatory